UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GEMINI TEA CORP.
(Exact name of registrant as specified in its charter)

Nevada	pending
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13836 Parkland Blvd SE
Calgary, Alberta, Canada	T2J 3X4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered

None	Not Applicable

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange

Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-165995

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share
(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

          The class of securities to be registered hereby are Common Stock, par value $0.0001 per share (the “Common Stock”), of Gemini Tea Corp., a Nevada corporation. The descriptions of the Common Stock and the rights set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (Registration No. 333-165995) as amended, the “Registration Statement” which became effective July 12, 2010, is incorporated herein by reference.

Item 2. Exhibits.

          The following documents are included as an Exhibit to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165995) and incorporated herein by this reference:

1.	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registration Statement filed June 28, 2010).
2.	Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registration Statement filed June 28, 2010).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEMINI TEA CORP.

Date: January 14, 2011	By:	/s/ Wanda Canning
Wanda Canning
Chief Executive Officer and President